Exhibit 99.1

Citius Oncology Reports Continued Institutional Demand and 120% Growth in Shipments of LYMPHIR® Units to U.S. Wholesalers During the Fiscal Fourth Quarter of 2026

CRANFORD, N.J., October 26, 2026 - Citius Oncology, Inc. (“Citius Oncology” or the “Company”) (Nasdaq: CTOR), an oncology-focused biopharmaceutical company and majority-owned subsidiary of Citius Pharmaceuticals, Inc. (“Citius Pharma”) (Nasdaq: CTXR), today announced preliminary, unaudited LYMPHIR® (denileukin diftitox-cxdl) unit sales to U.S. wholesalers and institutional vial orders for the fiscal fourth quarter ended September 30, 2026.

“The fiscal fourth quarter showed continued institutional demand for LYMPHIR. Unit sales to wholesalers more than doubled as our expanded commercial team reached nationwide coverage in August,” said Leonard Mazur, Chairman and Chief Executive Officer of Citius Oncology. “We are now more than halfway to our goal of having LYMPHIR on formulary at 100 priority institutions by calendar year-end. As we enter fiscal 2027, we expect the momentum we built in the fourth quarter to carry forward, with growing institutional demand, deeper penetration into academic and community treatment centers, and continued sales growth as LYMPHIR becomes further established in CTCL.”

Preliminary Fiscal Fourth Quarter 2026 Highlights (unaudited)

●	792 units purchased by U.S. wholesalers for the three months ended September 30, 2026, compared to 360 units for the three months ended June 30, 2026, an increase of 120%;

●	950 LYMPHIR vials ordered by prescribing centers from wholesalers during the fiscal fourth quarter, compared to 926 for the fiscal third quarter; and

●	As of the date of this release, 54 institutions have now ordered LYMPHIR, compared to 44 as of August 14, 2026, as last reported.

The unit information in this release is preliminary and unaudited, is based on management’s current estimates, and is subject to completion of the Company’s year-end closing procedures and the audit of its fiscal 2026 financial statements. Actual results may differ, and the Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures on these preliminary figures. The Company recognizes revenue when wholesaler orders are fulfilled. Accordingly, the Company’s revenue is based on LYMPHIR units sold to wholesalers, net of estimated gross-to-net adjustments, rather than on institutional vial orders from wholesalers by institutions. Citius Oncology expects to report complete fiscal fourth quarter and fiscal year 2026 results in December 2026 with the filing of its Annual Report on Form 10-K.

About LYMPHIR® (denileukin diftitox-cxdl)

LYMPHIR is a targeted immunotherapy for relapsed or refractory cutaneous T-cell lymphoma (CTCL) indicated for use in Stage I–III disease after at least one prior systemic therapy. It is a recombinant fusion protein that combines the IL-2 receptor binding domain with diphtheria toxin (DT) fragments. The agent specifically binds to IL-2 receptors on the cell surface, causing DT fragments that have entered cells to inhibit protein synthesis, resulting in cell death. Denileukin diftitox-cxdl has demonstrated the ability to deplete immunosuppressive regulatory T lymphocytes (Tregs) and antitumor activity through a direct cytocidal action on IL-2R-expressing tumors. LYMPHIR was approved by the FDA and subsequently launched in the U.S. in December 2025.

About Citius Oncology, Inc.

Citius Oncology, Inc. (Nasdaq: CTOR) is a platform to develop and commercialize novel targeted oncology therapies. In December 2025, Citius Oncology launched LYMPHIR, approved by the FDA for the treatment of adults with relapsed or refractory Stage I–III CTCL after at least one prior systemic therapy. Management estimates the initial CTCL market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets, and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. For more information, please visit www.citiusonc.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. (Nasdaq: CTXR) is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. Citius Pharma is the majority owner of Citius Oncology. In December 2025, Citius Oncology launched LYMPHIR, a targeted immunotherapy for the treatment of adults with relapsed or refractory Stage I–III CTCL who had had at least one prior systemic therapy. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, a catheter lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A pivotal Phase 3 trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 trial. Citius Pharma is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius Oncology. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the possibility that the preliminary, unaudited unit information in this press release may differ from our final results upon completion of year-end closing procedures and the audit of our financial statements; quarterly shipments may fluctuate based on wholesaler purchasing patterns and inventory levels; we may not achieve our goal of having LYMPHIR on formulary at 100 priority institutions by calendar year-end; our need for substantial additional funds and our ability to raise additional money to fund our operations for at least the next 12 months as a going concern; our ability to successfully commercialize LYMPHIR and establish a sustainable revenue stream; our ability to regain compliance with Nasdaq’s continued listing standards; the estimated markets for LYMPHIR and our product candidates and the acceptance thereof by any market; physician and patient acceptance of LYMPHIR in a competitive treatment landscape; our ability to obtain, perform under, and maintain third-party agreements and relationships, including obtaining a new bulk drug substance supplier; our reliance on third-party logistics providers, distributors, and specialty pharmacies to support commercial operations; our ability to educate providers and payers, secure adequate reimbursement, and maintain uninterrupted product supply; our ability to secure and maintain strategic partnerships and expand international access to LYMPHIR; risks relating to the results of research and development activities; our ability to procure cGMP commercial-scale supply; risks related to our growth strategy; patent and intellectual property matters; government regulation; as well as other risks described in our Securities and Exchange Commission (“SEC”) filings. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our SEC filings, which are available on the SEC’s website at www.sec.gov, including in Citius Oncology’s Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC on December 23, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 14, 2026. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Contacts

Investor Contact:

Ilanit Allen
ir@citiuspharma.com
908-967-6677 x113

Media Contact:

STiR-communications
Greg Salsburg
greg@stir-communications.com